                                                                    EXHIBIT 10.2

                         FIRST AMENDMENT TO ADDITIONAL
             NOTE AND PREFERRED STOCK PURCHASE AGREEMENT AND WAIVER


         This FIRST AMENDMENT TO ADDITIONAL NOTE AND PREFERRED STOCK PURCHASE AGREEMENT AND WAIVER (this "AMENDMENT") is dated as of May 15, 1996 and entered into by and among STYLES ON VIDEO, INC., a Delaware corporation ("SOV"), FOREVER YOURS, INC., a California corporation ("FYI", and, together with SOV, the "COMPANIES"), and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership (the "INVESTOR").

                                    RECITALS

         WHEREAS, the Companies and the Investor entered into a Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996 (the "AGREEMENT"); all terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement;

         WHEREAS, it is a condition precedent to the Closing at Section 6.5 that the Closing shall have occurred by May 21, 1996;

         WHEREAS, Section 11.15 of the Agreement states that the Agreement shall in no event become effective unless the Closing occurs on or prior to May 21, 1996;

         WHEREAS, the Closing did not occur on or prior to May 21, 1996;

         WHEREAS, the failure of the Closing to occur on or prior to May 21, 1996 would otherwise make the Agreement ineffective, notwithstanding the fact that the parties thereto wish to make the Agreement effective;

         WHEREAS, the failure of the Closing to occur on or before May 21, 1996 might place in doubt the effectiveness of Sections 9 and 11.10 of the Agreement, regardless of the fact that the parties desire that such sections shall have remained and do remain in full force and effect notwithstanding that the Closing did not occur on or prior to May 21, 1996;

         WHEREAS, the parties to the Agreement wish to have the Agreement become effective according to the terms of the Agreement as modified by this Amendment;

         WHEREAS, the authorized share capital of SOV is insufficient, as of the date hereof, to allow the exercise or conversion, as the case may be, of all of the Existing Warrants, the Series A Preferred and the Series B Preferred into Common Stock of SOV;

         WHEREAS, it was the intention of the parties in entering into the Agreement that the number of shares subject to the Series B Warrant Certificate and the per share exercise price for the Additional Warrants and the Existing Warrants, and the conversion price for the Series B Preferred, be calculated such that the Investor had the right to purchase shares of Common Stock of SOV (upon exercise of all of the Series A Warrants and the Series B Warrants and upon conversion of all of the Series A Preferred and the Series B Preferred) equal to 75% of the outstanding shares of Common Stock of SOV on a fully diluted basis for an aggregate purchase price of approximately $4.3 million;

         WHEREAS, it is necessary to amend the relevant documents in order to effectuate the intent of the parties as set forth in the immediately preceding paragraph;

         WHEREAS, the Companies and the Investor wish to enter into this amendment in connection therewith; and

         WHEREAS, in anticipation of entering into this Amendment, and in order to permit the Companies to meet their cash flow requirements, the Investor funded the initial tranche of the Additional Notes on May 15, 1996.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  AMENDMENT TO SCHEDULE 1.1

         Schedule 1.1 to the Agreement is hereby amended and restated in its entirety as set forth in Schedule 1.1 hereto.

         SECTION 2.  WAIVER

         The parties hereby agree that the Closing shall be deemed to have occurred on May 15, 1996 and, in connection therewith, the Investor hereby waives the following conditions to Closing:

         (a) the requirement under Section 6.5 that the Closing occur on or before May 21, 1996;

         (b) the requirements set forth in Section 6.15 (but only with respect to the Series B Preferred) and the last sentence of Section 6.13; provided that all such requirements shall be fully satisfied, and SOV shall have filed the Restated Series B Certificate of Designation in substantially the form attached hereto as Exhibit D with the Delaware Secretary of State, in each case on or before June 4, 1996;

         (c) the requirement under Section 6.17 that the Gross Cash Proceeds of the Accounting Claims be deposited in the Escrow Account; provided that such requirement shall be fully satisfied on or before June 4, 1996; and

         (d) the requirements set forth in Section 6.2 (but only to the extent that particular conditions to Closing are waived pursuant clauses (a), (b) and (c) of this Section 2).

         The Investor shall purchase the Series B Preferred on the date on which the requirements set forth in clauses (b) and (c) of this Section have been fully satisfied; provided that if such requirements are not fully satisfied on or before June 4, 1996, the Investor shall have no obligation to purchase the Series B Preferred.

         Notwithstanding anything herein or in the Agreement to the contrary, the Investor shall have no further obligation to purchase Additional Notes on any Purchase Date after the Closing, unless each of the requirements set forth in clauses (b) and (c) of this Section is fully satisfied on or before June 4, 1996.

         SECTION 3.  AMENDMENT TO SECTION 1.1(A)(V)

         Section 1.1(a)(v) is hereby amended and restated as follows:

              "(v) Each of the conditions precedent set forth in Sections 6.3 and 6.4 shall have been satisfied on such date."

         SECTION 4.  AMENDMENT TO SECTIONS 1.1(B) AND (C)

         Sections 1.1(b) and (c) of the Agreement are hereby amended and restated as follows:

              "(b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Second Closing (as defined below), and SOV agrees to sell and issue to the Investor at the Second Closing, 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of SOV (the 'Series B Preferred'), for a purchase price equal to $50,000, such Series B Preferred being convertible into shares of the Common Stock and having the voting powers, preferences, rights, qualifications, limitations and restrictions described in the certificate of designation attached as Exhibit D to the Amendment (the "Series B Certificate of Designation"). For purposes of this Section 1.1(b), 'Second Closing' shall mean the date on which the conditions set forth in Section 2 of the Amendment have been fully satisfied.

         (c) Subject to the terms and conditions of this Agreement, the Investor shall receive and SOV agrees to issue to the Investor, in connection with the sale and issuance of the Additional Notes and the Series B Preferred and in consideration of the Investor's purchase thereof, a Warrant Certificate in the form attached as Exhibit A to the Amendment (the "Additional Warrant Certificate") evidencing warrants to purchase 53,286,228 shares of the Common Stock (the "Additional Warrants" and, together with the Additional Notes, the Series B Preferred and the Common Stock into which the Series B Preferred is convertible and the Additional Warrants are exercisable, the "Securities")."

         SECTION 5.  AMENDMENT TO SECTION 6

         Section 6 of the Agreement is hereby amended and restated as follows:

              "6.  Conditions of the Investor's Obligations at Closing.  The
                   ---------------------------------------------------
    obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing (and on each subsequent Purchase Date in the case of Sections 6.3 and 6.4) of the following conditions (including, without limitation, the conditions set forth in Section 6.25 with respect to the documents, certificates and agreements required to be delivered pursuant to the other conditions in this Section
    6):"

         SECTION 6.  AMENDMENT TO SECTION 6.10

         Section 6.10 of the Agreement is hereby amended and restated as follows:

              "6.10  Cancellation of FYI Shares and Issuance of Arnold Warrant;
                     ----------------------------------------------------------
    Satisfaction of Minority Interest Adjustment Agreement.  Dana I. Arnold
    ------------------------------------------------------
    ("Arnold"), the owner of 20% of the shares of FYI, shall have surrendered to FYI for cancellation all of the shares of common stock of FYI held by him in exchange for a warrant certificate issued by SOV, in the form attached as Exhibit C to the Amendment (the "Arnold Warrant"), evidencing warrants to purchase 7,747,449 shares of the Common Stock, subject to adjustments in the event of the consummation of a Topping Offer transaction. Arnold shall have executed and delivered a receipt for the Arnold Warrant which receipt shall acknowledge that the requirements of the Minority Interest Adjustment Agreement, dated as of November 20, 1995, among the Companies and Arnold have been fully satisfied."

         SECTION 7.  AMENDMENT TO SECTION 6.23

         Section 6.23 of the Agreement is hereby amended and restated as follows:

              "6.23  Existing Warrant Certificate.  The Existing Warrant
                     ----------------------------
    Certificate shall have been amended and restated substantially in the form of the Amended and Restated Warrant Certificate attached as Exhibit B to the Amendment (the "Amended and Restated Series A Warrant Certificate")."

         SECTION 8.  AMENDMENT TO SECTION 8.2

         (a) Section 8.2 of the Agreement is hereby amended by deleting subsection (c) therefrom in its entirety and substituting therefor the following:

              "(c) EBITDA of FYI shall equal or exceed -$2,000,000 for the year ended December 31, 1996 and $1,130,000 for the year ended December 31, 1997."

         (b) Section 8.2 of the Agreement is hereby amended by deleting subsection (d) therefrom in its entirety and substituting therefor the following:

              "(d) EBITDA of FYI shall not be less than the corresponding amount during any two consecutive fiscal quarters ending on the dates set forth below:

            Quarters Ending            Amount
            ---------------            ------

            June 30, 1996            -$811,000
            September 30, 1996       -$340,000
            December 31, 1996          $17,000
            March 31, 1997             $93,000
            June 30, 1997             $175,000
            September 30, 1997        $286,000
            December 31, 1997         $445,000
            March 31, 1998            $615,000
            June 30, 1998             $785,000

       SECTION 9.  AMENDMENT TO SECTION 10.1

       (a) Section 10.1 of the Agreement is amended by adding after the word "Companies" and prior to the symbol ";" at the end of subsection (h) thereof the following:

            "(except that (i) Dycam may obtain priority on any camera equipment leased by Dycam to FYI in the ordinary course of business and (ii) other lessors may obtain priority on equipment leased by them to the Companies in the ordinary course of business)".

       (b) Section 10.1 of the Agreement is hereby amended by restating subsection (m) and adding subsection (n) as follows:

            "(m) (i) the funds on deposit in the Escrow Account shall not have been released to the Investor on or prior to August 10, 1996, (ii) prior to such date, such funds shall be released to any other party or (iii) after such funds are released to the Investor, the Investor is required to pay, and does pay, all or a portion of the amounts that the Investor is otherwise entitled to retain pursuant to this Agreement to a third party as a result of a right or claim of that third party against the Companies or either of them; and

            (n) the conditions set forth in Section 2 of the Amendment are not fully satisfied on or before June 4, 1996;"

       SECTION 10.  AMENDMENT TO SECTION 11.15

       Section 11.15 of the Agreement is hereby amended and restated as follows:

       "11.15  Effectiveness.  Notwithstanding anything to the contrary
               -------------
     contained in this Agreement, this Agreement (other than Sections 9 and 11.10, which Sections shall become effective on the date hereof) shall become effective and the obligations of the parties hereto shall attach as of May 15, 1996, provided that the obligation of the Investor to purchase Additional Notes on any Purchase Date as set forth on Schedule 1.1 hereto shall be subject to the requirements of Section 2 of the Amendment and the other requirements set forth herein."

       SECTION 11.  AMENDMENT TO EXHIBIT A

       (a) The following definitions contained in Exhibit A to the Agreement are hereby amended and restated as follows:

       "'INDEPENDENT COMMITTEE WARRANTS' shall mean the warrants to purchase 80,000 shares of Common Stock of SOV at an exercise price not less than $.075 per share to be issued by SOV to the Chairman of the Independent Committee of SOV's Board of Directors appointed April 18, 1996.

       'SHUTLER WARRANTS' shall mean the warrants to purchase Common Stock of SOV at an exercise price not less than $.075 per share that SOV has agreed to issue to Eugene Shutler under the Shutler Consulting Agreement."

       (b) The following definition is hereby added to Exhibit A to the
     Agreement:

       "'AMENDMENT' shall mean the First Amendment to Additional Note and Preferred Stock Purchase Agreement and Waiver, dated as of May 15, 1996, by and among the Companies and the Investor."

       SECTION 12.  EXERCISE OF WARRANTS AND CONVERSION OF PREFERRED STOCK

       The Investor agrees that prior to the First Conversion Date (as defined below) it will not (i) exercise the Existing Warrants or (ii) convert the Series A Preferred into Common Stock of SOV, to the extent that the aggregate number of shares of Common Stock of SOV receivable by the Investor upon all such exercises or conversions would exceed 4,750,927 shares (the "Available Shares"). For purposes of this Section, "First Conversion Date" means the earliest to occur of
(i) October 31, 1996, (ii) the date on which all corporate and shareholder action on the part of SOV shall have been taken to authorize and reserve for issuance a number of shares of Common Stock at least equal to the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants and conversion of the Series A Preferred and (iii) the first date on which any of the Settlement Warrants, the Arnold Warrant, the Shutler Warrant or the Independent Committee Warrant becomes exerciseable, in whole or in part. The Investor agrees that prior to the First Exercise Date it will not transfer the Existing Warrants or the Series A Preferred, except to transferees that agree to be bound by the provisions contained in this paragraph. The Investor acknowedges and agrees that neither (i) the limitation on its ability to exercise the Existing Warrants and the Series A Preferred set forth in this paragraph nor (ii) notwithstanding any provision of the Existing Warrant Certificate or the Series A Certificate of Designation to the contrary, the failure by SOV prior to the First Conversion Date to reserve Common Stock in excess of the Available Shares for issuance upon exercise or conversion, as applicable, of the Existing Warrants and the Series A Preferred, shall constitute an Event of Default under the Agreement, the Existing Note Agreement, the Existing Warrant Certificate or the Series A Certificate of Designation.

       SECTION 13.  COMPANIES' REPRESENTATIONS AND WARRANTIES

       In order to induce the Investor to enter into this Amendment and to amend the Agreement in the manner provided herein, each of SOV and FYI represents and warrants to the Investor that the following statements are true, correct and complete:

       A. CORPORATE POWER AND AUTHORITY. Each of SOV and FYI has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

       B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of SOV and FYI.

       C. NO CONFLICT. The execution and delivery by each SOV and FYI of this Amendment and the performance by it of the Amended Agreement do not and will not
(i) violate any provision of any law or any governmental rule or regulation applicable to it or any of its Subsidiaries or any charter document of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on it or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or indenture to which it is bound or by which its properties are subject, (iii) result in or require the creation or imposition of any lien upon any of its properties or assets or those of any of its Subsidiaries, or (iv) require any approval or consent of any person or entity under any of its or any of its Subsidiaries' contractual or other obligations.

       D. GOVERNMENTAL CONSENTS. The execution and delivery by each of SOV and FYI of this Amendment and the performance by it of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body in addition to those required to execute, deliver and perform the Agreement.

       E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each of SOV and FYI and are the legally valid and binding obligations of each of SOV and FYI enforceable against each of SOV and FYI in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

       SECTION 14.  NO WAIVER UNDER SETTLEMENT AGREEMENT

       Notwithstanding anything to the contrary contained in the Full Release and Settlement Agreement, effective as of May 30, 1996 (the "Settlement Agreement"), by and among the Companies, Dycam, Styles Servicing, Inc. ("SSI"), the Investor, Kellogg & Andelson ("K&A"), Thomas D. Leaper, James F. Walters, William T. Wall, Fred S. Flax and CPA Mutual Insurance Company of America Risk Retention Group (the "Insurer"), each of the Companies and the Investor hereby
(i) acknowledge that the waivers, discharges and releases contained in Sections 16 through 20 of the Settlement Agreement, as they pertain to any rights or claims of the Investor, were intended only as waivers, discharges and releases with respect to K&A and the Insurer and not with respect to any other party and
(ii) that such waivers, discharges and releases shall not constitute a waiver, discharge or release of any right or claim that the Investor may have against either of the Companies, Dycam or SSI.

       SECTION 15.  MISCELLANEOUS

       A. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

       B. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

       C. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Investor, each of the other parties hereto and receipt by the Companies and the Investor of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    STYLES ON VIDEO, INC.


                                    By: ________________________
                                       Name:
                                       Title:


                                    667 Rancho Conejo Blvd.
                                    Newbury Park, CA  91320


                                    FOREVER YOURS, INC.


                                    By: _________________________
                                       Name:
                                       Title:


                                    667 Rancho Conejo Blvd.
                                    Newbury Park, CA  91320


                                    INTERNATIONAL DIGITAL INVESTORS, L.P.


                                    By IDI Corp., a Delaware corporation, its general partner


                                    By: ________________________
                                       Name:
                                       Title:

                                    40304 Fisher Island Drive
                                    Fisher Island, FL  33109

                                  SCHEDULE 1.1
                                  ------------

                               DRAWDOWN SCHEDULE


                                                        Minimum Aggregate
                                                        Number of Approved    Minimum Combined
                                   Principal Amount       Births Subject        Net Revenues
Purchase Date                    of Additional Notes*      to Contracts         of Companies
- -------------                    --------------------   ------------------    ----------------

May 15, 1996                           $371,712**              N/A                N/A
May 30, 1996                            150,000                N/A                N/A
June 15, 1996                           250,000              136,000            180,000
July 15, 1996 or the
  date on which all of
  the funds on deposit
  in the Escrow Account
  are released to the Investor,
  whichever is later.                   100,000              157,000            220,000
August 15, 1996                         150,000              183,000            270,000
Sept. 15, 1996                          178,288              210,000            320,000

__________________________
* Subject to the limitations set forth in the Agreement, including but not limited to, the last three paragraphs of Section 1.1(a), and Section 2 of the Amendment.

** $271,712 to be used to repay the $270,000 aggregate principal amount of, and $1,712 aggregate interest on, the Temporary Loans (which amount represents all interest due and payable thereunder fully and finally).

                                     1.1-1

                                   EXHIBIT A
                         ADDITIONAL WARRANT CERTIFICATE

                                   EXHIBIT B
                    AMENDED AND RESTATED WARRANT CERTIFICATE

                                   EXHIBIT C
                           ARNOLD WARRANT CERTIFICATE

                                   EXHIBIT D
                  RESTATED SERIES B CERTIFICATE OF DESIGNATION